Exhibit 10.22

Notice of Grant of Restricted Stock Award and Award Agreement	SVB FINANCIAL GROUP ID: 94-2875288 3003 Tasman Drive Santa Clara, CA 95054
Name Address City, State, Zip	Award Number: Plan: 2006 Equity Incentive Plan ID:

Grant Agreement:
Participant Name:
Employee ID:
Grant Number:
Number of Shares of Restricted Stock:
Date of Grant:
Purchase Price per Share:
Total Purchase Price:
Expiration Date:
Vesting Schedule:
Vesting Date	Shares

Effective on the Date of Grant listed above, you have been granted an award of SVB Financial Group (the “Company”) Restricted Stock (the “Award”). These Shares are restricted until the Vesting Date(s) show above. The current total value of the Award is $ ____________ .
Shares in each period will vest in increments on the date(s) shown in the Vesting Schedule (“Vesting Dates”), subject to the Participant continuing to be a Service Provider through each such date. Notwithstanding the foregoing, if the Participant’s status as a Service Provider is terminated due to his or her death or Disability, then 100% of the Shares subject to the Award will fully vest.
The Award and any Shares, cash or other property acquired in connection with this Award will be subject to the terms and conditions of any malus or clawback policy adopted by the Company and as may be in effect from time to time, which will survive the Participant’s termination as a Service Provider.

By your acceptance and the Company’s signature below, you and the Company agree that this Award is granted under and governed by the terms and conditions of the Company’s 2006 Equity Incentive Plan and the Award Agreement, all of which are attached and made a part of this document.

SVB Financial Group	Date

Participant Name	Date

SVB FINANCIAL GROUP

RESTRICTED STOCK AWARD AGREEMENT

SVB Financial Group (the “Company”), pursuant to its 2006 Equity Incentive Plan, as amended from time to time (the “Plan”), has awarded to Participant Shares of Restricted Stock.
The Award hereunder is in connection with and in furtherance of the Company’s discretionary bonus program for participation of the Company’s Service Providers. Defined terms not explicitly defined in this Award Agreement shall have the same definitions as in the Plan or in the Notice of Grant of Restricted Stock (“Notice of Grant”), to which this Award Agreement is attached.
The details of your Award are as follows:

1.    TOTAL NUMBER OF SHARES SUBJECT TO THIS AWARD. The total number of Shares subject to this Award is set forth in the Notice of Grant.

2.    FORFEITURE RESTRICTION. Subject to the terms of Section 3(a), in the event Participant ceases to be a Service Provider for any or no reason (other than death or Disability) before the respective Vesting Dates (as set forth in the Notice of Grant), Participant shall forfeit the then Unreleased Shares (defined below) to the Company. Upon such forfeiture, the Company shall become the legal and beneficial owner of the Shares being forfeited and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being forfeited. In the event Participant ceases to be a Service Provider due to his or her death or Disability, then 100% of the Shares will fully vest and be released from the forfeiture restriction.

3.    RELEASE OF SHARES FROM FORFEITURE RESTRICTION.

(a)    Subject to the limitations contained herein, the Shares will vest (be released) as set forth in the Notice of Grant until either (i) the Shares become fully vested or (ii) Participant ceases to be a Service Provider for any reason. (The period beginning on the date of this Award Agreement and ending on each respective Vesting Date shall be referred to as the “Period of Restriction”).

(b)    Until the Shares have been released from the forfeiture restriction, they may be referred to herein as “Unreleased Shares.”

(c)    The Unreleased Shares may bear the following forfeiture restrictive legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FORFEITURE IN FAVOR OF THE COMPANY, AS SET FORTH IN A STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.”

(d)    The Share certificates representing the Shares, when released from the forfeiture restriction, shall be delivered to Participant pursuant to Section 4 of this Award Agreement.

4.    ISSUANCE OF SHARE CERTIFICATES.

(a)    The certificates evidencing the Shares shall be held in escrow by the secretary of the Company until the end of the respective Period of Restrictions (or earlier, upon a Covered Termination), at which time it shall be released to Participant by the Company in accordance with the provisions hereof.

(b)    At the end of each Period of Restriction, the Company shall cause the appropriate certificate representing the Shares (then released from the forfeiture restriction) to be delivered to Participant; provided, however that prior to such delivery Participant shall remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements in connection with the Shares then to be released.

(c)    Subject to the terms hereof, Participant shall have all the rights of a stockholder with respect to such Shares before the Shares are released from the forfeiture restriction, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon provided that no payment shall be made to Participant unless and until the corresponding Shares have vested in accordance with Section 3. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Unreleased Shares will be increased, reduced or otherwise changed, and by virtue of any such change Participant will in his or her capacity as owner of Unreleased Shares be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions, including vesting, which were applicable to the Unreleased Shares pursuant to this Award Agreement. If Participant receives rights or warrants with respect to any Unreleased Shares, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be Unreleased Shares and will be subject to all of the conditions and restrictions which were applicable to the Unreleased Shares pursuant to this Award Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

5.    ADJUSTMENTS. All references to the number of Shares in this Award Agreement shall be appropriately adjusted to reflect any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs after the date of this Award Agreement.

6.    PARTICIPANT'S REPRESENTATIONS.

(a)    Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.

(b)    Tax Withholding. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 4, unless and until satisfactory arrangements (as determined by the

Administrator) will have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such Shares. To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time any applicable Shares otherwise are scheduled to vest, Participant will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.

7.    AWARD NOT A SERVICE CONTRACT. This Award is not a guarantee of continued service and nothing in this Award shall be deemed to create in any way whatsoever any obligation on Participant’s part to continue in the service of the Company, or of the Company to continue Participant’s service with the Company. In addition, nothing in this Award shall obligate the Company or any Affiliate, or their respective stockholders, Board of Directors, officers or employees to continue any relationship which Participant might have as a Service Provider for the Company or Affiliate.

8.    GOVERNING PLAN DOCUMENT. This Award is subject to all the provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Award and those of the Plan, the provisions of the Plan shall control.

9.    ADDITIONAL CONDITIONS TO RELEASE FROM ESCROW. The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 4 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

10.    GENERAL PROVISIONS.

(a)    This Award Agreement and the Plan represent the entire agreement between the parties with respect to the receipt of the Shares by Participant. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Award of Restricted Stock.

(b)    The rights and benefits of the Company under this Award Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this Award Agreement may only be assigned with the prior written consent of the Company.

(c)    Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

By Participant’s electronic signature on the Notice of Grant, Participant represents that this Award Agreement in its entirety has been reviewed, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of this Award Agreement.

11.    ELECTRONIC DELIVERY. The Company may, in its sole discretion, decide to deliver any documents related to Awards granted under the Plan or future Awards that may be granted under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Electronic execution of this Award Agreement and/or other documents shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan, this Award Agreement and/or such other documents.

12.    AUTHORIZATION TO RELEASE AND TRANSFER NECESSARY PERSONAL INFORMATION. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of Shares held and the details of all Awards or any other entitlement to Shares awarded, cancelled, vested, unvested or outstanding (the “Data”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Data will be transferred to a stock plan service provider selected by the Company to assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Furthermore, the Participant acknowledges and understands that the transfer of Data to the Company, its Affiliates or to any third party is necessary for his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands if he or she resides outside the United States, he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting his or her local human resources representative in writing. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her status as a Service Provider with the Employer will not be adversely affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Restricted Stock or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
13.    ACKNOWLEDGEMENTS. The Participant acknowledges and agrees to the following:
•the Plan is discretionary in nature and the Administrator may amend, suspend, or terminate it at any time;
•the grant of the Restricted Stock is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Shares, or benefits in lieu of the Restricted Stock even if Shares have been granted in the past;
•all determinations with respect to future Restricted Stock or other grants, if any, will be at the sole discretion of the Administrator;
•the Participant’s participation in the Plan is voluntary;
•the Shares subject to the Restricted Stock Award, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, holiday pay, pension or retirement or welfare benefits or similar payments;
•the future value of the Shares is unknown, indeterminable and cannot be predicted with certainty;
•the Restricted Stock Award and any Shares, cash or other property acquired in connection with the Restricted Stock Award will be subject to the terms and conditions of any clawback policy adopted by the Company and as may be in effect from time to time, which will survive the Participant’s termination as a Service Provider;
•no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock resulting from the termination of the Participant's employment or other service relationship (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);
•the Restricted Stock grant and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or services contract with the Company, the Employer or any Affiliate and shall not interfere with the ability of the Company, the Employer or any Affiliate, as applicable, to terminate the Participant’s employment or service relationship (if any); and
•unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock and the benefits evidenced by this Award Agreement do not create any entitlement to have the Restricted Stock or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company.
14.    NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
15.    ADDRESS FOR NOTICES. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at 80 E Rio Salado Parkway Suite 600, Tempe, AZ

85281, Attn: Stock Administration, or at such other address as the Company may hereafter designate in writing.
16.    ADDITIONAL CONDITIONS TO ISSUANCE OF STOCK. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. or non-U.S. local, state, or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the issuance of any Shares will violate U.S. or non-U.S. local, state, or federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that the delivery of Shares will no longer cause such violation. The Company will make all reasonable efforts to meet the requirements of any law or securities exchange and to obtain any such consent or approval of any such governmental authority.
17.    ADMINISTRATOR AUTHORITY. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
18.    CAPTIONS. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
19.    AGREEMENT SEVERABLE. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.
20.    COMPLIANCE WITH APPLICABLE LAWS. The vesting of the Shares under the Plan and the issuance, transfer, assignment, sale, or other dealings of the Shares shall be subject to compliance by the Company (or any Affiliate) and the Participant with all Applicable Laws.
21.    LANGUAGE. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Award Agreement. If the Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
22.    GOVERNING LAW AND VENUE. This Award Agreement will be governed by the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this Award is made and/or to be performed.
23.    IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.    INSIDER TRADING/MARKET ABUSE RESTRICTIONS. By accepting the Award, the Participant acknowledges that he or she is bound by all the terms and conditions of the Company’s insider trading policy as may be in effect from time to time. The Participant further acknowledges that, depending on the Participant’s or his or her broker’s country or the country in which the Shares are listed, he or she may be subject to insider trading restrictions and/or market abuse laws which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the Award) or rights linked to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policy as may be in effect from time to time. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.
25.    WAIVER. The Participant acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Participant or any other participant.